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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT




Johnston Industries, Inc.:

We consent to the incorporation by reference in Registration Statements No. 33-86414, No. 33-38359, No. 33-44669, No. 33-50100, and No. 33-73268 of
Johnston Industries, Inc. (the "Company") on Form S-8 of our report dated August 18, 1995 (December 7, 1995 as to Notes 10 and 16) appearing in the Annual Report on Form 10-K/A-2 of the Company for the year ended June 30, 1995. Such report includes an explanatory paragraph concerning litigation related to an environmental contingency.

Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Atlanta, Georgia
December 7, 1995